UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2005
APPLIX, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-25040	04-2781676

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

289 Turnpike Road, Westborough, Massachusetts	01581

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 870-0300

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
EXHIBIT INDEX
Ex-10.1 Letter Agreement dated October 26, 2005

Item 1.01. Entry into a Material Definitive Agreement
     On October 26, 2005, Applix, Inc. (the “Company”) entered into a letter agreement with Craig Cervo, the Company’s Vice President of Product Development (the “Agreement”).
     Under the terms of the Agreement, Mr. Cervo’s employment will terminate effective November 30, 2005 (the “Termination Date”). The Agreement provides that Mr. Cervo is entitled to continued base salary and medical and dental benefits for a period of fifteen weeks commencing on December 1, 2005 (the “Severance Period”). Mr. Cervo’s options to purchase shares of common stock that are not vested as of the Termination Date will continue to vest during the Severance Period on their stated terms and conditions. In addition, Mr. Cervo’s options to purchase shares of common stock that are scheduled to vest in 2006 subsequent to the Severance Period, including 1,875 options due to vest on July 7, 2006 and 10,937 options due to vest on August 5, 2006, will vest on March 15, 2006 and Mr. Cervo will have until April 14, 2006 to exercise these additional vested options. Under the Agreement, Mr. Cervo has executed a release in favor of the Company and has agreed to continue to satisfy his obligations under the Applix Nondisclosure and Inventions Agreement that Mr. Cervo executed on October 21, 1992. Mr. Cervo may revoke the Agreement at any time prior to November 3, 2005.
     A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits
See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIX, INC.

Date: October 31, 2005	By:	/s/ Milton A. Alpern

Milton A. Alpern
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Letter Agreement between Applix, Inc. and Craig Cervo, dated October 26, 2005.